UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 15, 2011

GREEN PLANET GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14988 N. 78th Way, Suite 103, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 480-222-6222

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Registrant and its financing subsidiary received notice of Complaint filed by the Shelter Island Opportunity Fund, LLC (“SIOF”) in the Supreme Court of the State of New York, County of New York seeking payment of all sums due ($2,091,082.65) together with contractual interest and fees, possession of the plant, equipment and inventory located in Durant, OK, subject to existing first mortgages.  The Company’s statutory agent has been served with the Complaint, however, the complete filing was not received. Upon receipt of the entity pleasing the Company will evaluate its alternatives, will attempt to restructure the existing debt with SIOF.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant received a letter from Ed Miller, a director of the Company and Chairman of the Audit Committee, informing the Registrant that due to poor health, he will resign from the Board and Audit Committee effective as of September 30, 2011. There have been no disagreements between the Registrant and Mr. Miller. The Company greatly appreciates the Mr. Miller’s years of service and devotion of time and efforts necessary to his responsibilities as a Director and Chairman.

Item 8.01	Other Events

On August 17, 2011, two of the staffing subsidiaries of Lumea, Inc., Lumea Staffing, Inc. and Lumea Staffing of CA, Inc., filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code in the District of Arizona, Case Numbers 2:11-bk-23582-JMM and 11-bk-23585-SCC, respectively. The management of these companies will be debtors-in-possession (“DIP”) while they develop reorganizational plans to resolve claims with their creditors and emerge as profitable entities.  During this period, the DIP’s will be subject to periodic filing requirements with the court and reporting to the U.S. Trustee’s office on operations.  The entities accounted for approximately 45% of the gross revenue for the quarter ended June 30, 2011 and a disproportionate amount of the loss for that quarter due to the large interest and penalties attributable to these two entities for unpaid payroll taxes.  Attached hereto as Exhibit 99.1 is the press release issued on August 18, 2011.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Resignation Letter

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   August 18, 2011

GREEN PLANET GROUP, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President – Chief Executive Officer